UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On October 18, 2023, the Board of Directors (the “Board”) of Amerant Bancorp Inc. (the “Company”), acting upon the recommendation of the Board’s Corporate Governance, Nominating and Sustainability Committee, approved an amendment to the Amended and Restated Bylaws of the Company effective as of October 18, 2023 (the “Bylaws”).

The Bylaws were amended to include a new Section 2.15 to:

(1) provide and establish a majority vote standard for uncontested director elections and a plurality vote standard for contested director elections;

(2) provide that the committee of the Board responsible for director nominations (the “Nominating Committee”) shall establish procedures under which any director who is not elected by a majority of the votes cast in an uncontested director shall tender his or her resignation to the Board;

(3) provide that the Nominating Committee will make a recommendation to the Board on any such resignation; and

(4) provide that the Board will consider the recommendation of the Nominating Committee, act on the resignation and publicly disclose its decision within 90 days from the date of the certification of the election results.

The description above of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws as amended, which are attached hereto as Exhibit 3.1 to this Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
3.1	Amended and Restated Bylaws of Amerant Bancorp Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Corporate Secretary